UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  May 15, 2009

Global Energy Holdings Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32918	84-1169517
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation	File Number)	Identification No.)

3348 Peachtree Road, NE Suite 250, Tower Place 200 Atlanta, Georgia (Address of principal executive offices)	30326 (Zip Code)

Registrant’s telephone number, including area code:	(404) 814-2500

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

  On May 14, 2009, the Board of Directors of Global Energy Holdings Group, Inc. (the “Company”) accepted the resignation of Mr. David R. Ames, the Company’s Chief Executive Officer, effective as of the close of business on May 15, 2009.  Mr. Ames will continue to serve as a director of the Company.

On May 14, 2009, the Board of Directors of the Company appointed Mr. Jimmy L. Bobo as the Company’s new Chief Executive Officer and appointed him a seat on the Board of Directors of the Company.  The Company also appointed Mr. Michael Ellis as the Company’s Chief Operating Officer.  Each appointment was effective as of the close of business on May 15, 2009.  Mr. Ellis will continue to serve as Executive Vice President of the Company and as President of Global Energy Systems, Inc., a wholly owned subsidiary of the Company.  A copy of the press release that the Company issued on May 18, 2009 announcing these events is attached to this Current Report on Form 8-K as Exhibit 99.1.

Mr. Bobo, age 47, co-founded Wood-Tech, LLC in 2001, and since then, he has been an owner-operator of Wood-Tech, LLC and certain affiliated entities (the “WoodTech Companies”) together with his brother.  The WoodTech Companies operate a wood fuel and landscape materials processing business in Cherokee County, Georgia and currently have the capacity to produce over 900,000 tons of biomass per year.  The WoodTech Companies are also developing a biomass recycling center, which upon completion, will have the capacity to produce annually over 1,225,000 tons of biomass products, including mulch, wood chips, potting soil, landscape bedding material and wood fuel.  Mr. Bobo’s extensive experience in wood-based biomass processing and recycling will prove valuable to the Company’s efforts to develop profitable and sustainable biomass energy projects, including wood-waste biomass gasification energy projects.

Mr. Bobo was previously a party to an equity interest purchase agreement, dated January 28, 2009 (the “WoodTech Purchase Agreement”), pursuant to which the Company agreed to purchase the WoodTech Companies.The Company did not complete the acquisition of the WoodTech Companies, and the WoodTech Purchase Agreement was terminated effective May 13, 2009 pursuant to a termination agreement entered into by the Company and the other parties to the WoodTech Purchase Agreement (the “Termination Agreement”).  Under the Termination Agreement, the Company has agreed to pay to Wood-Tech, LLC up to $280,000 as reimbursement for legal fees and fees relating to the financial audit of certain of the WoodTech Companies incurred by Wood-Tech, LLC in contemplation of closing the acquisition of the WoodTech Companies under the WoodTech Purchase Agreement.  The $280,000 reimbursement is payable immediately upon the closing of the sale of any asset of the Company resulting in net proceeds to the Company of at least $1,000,000.  The Company granted a security interest in its Augusta, Georgia facility to secure this reimbursement obligation.

For more information regarding the WoodTech Purchase Agreement, see our Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 5, 2009, and our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 15, 2009.  For more information regarding the Termination Agreement, see our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 15, 2009.

Mr. Bobo and Mr. Ellis are in the process of negotiating the compensation and other terms of their employment as Chief Executive Officer and Chief Operating Officer, respectively, with the compensation committee of the Company’s Board of Directors.

ITEM 9.01	Financial Statements and Exhibits

99.1	Press Release issued by Global Energy Holdings Group, Inc., dated May 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY HOLDINGS GROUP, INC.

Date: May 18, 2009	By:	/s/ Steven Paulik
Steven Paulik
Interim Chief Financial Officer